Exhibit 10.1

IMAGO BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

November 12, 2020

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4.	Restrictions on Transferability of Securities; Compliance with Securities Act		22
	4.1	Restrictions on Transferability	22
	4.2	Notice of Proposed Transfers	22

5.	Miscellaneous		23
	5.1	Successors and Assigns	23
	5.2	Governing Law	23
	5.3	Venue	23
	5.4	Counterparts	23
	5.5	Titles and Subtitles	24
	5.6	Notices	24
	5.7	Amendments and Waivers	25
	5.8	Severability	25
	5.9	Additional Parties	25
	5.10	Delays or Omissions	26
	5.11	Aggregation of Stock	26
	5.12	Advice of Counsel	26
	5.13	Entire Agreement	26

Schedule A Schedule of Investors

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AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of November 12, 2020, by and among Imago BioSciences, Inc., a Delaware corporation (the “Company”) and the investors listed on the Schedule of Investors attached as Schedule A hereto (each an “Investor” and collectively, the “Investors”).

WHEREAS, certain Investors (the “Existing Investors”) holding shares of the Company’s Series A Preferred Stock and Series B Preferred Stock possess certain rights pursuant to that certain Amended and Restated Investors’ Rights Agreement, dated as of March 15, 2019, by and among the Company and the Existing Investors (the “Prior Agreement”).

WHEREAS, the Company and certain of the Investors (the “Series C Investors”) are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith (as amended and/or restated from time to time, the “Purchase Agreement”) by and among the Company and the Investors, pursuant to which the Investors are purchasing shares of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”).

WHEREAS, in order to induce the Series C Investors to purchase the Company’s Series C Preferred Stock, the Existing Investors and the Company desire to amend and restate the Prior Agreement, including the rights and obligations set forth therein, in each as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Agreement:

(a) “Acquisition” has the meaning ascribed to such term in the Restated Certificate.

(b) “Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including, without limitation, any general partner, managing member, officer, director or trustee of such person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such person.

(c) “Board” means the Board of Directors of the Company.

(d) “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

(e) “Convertible Securities” means any bonds, debentures, notes or other evidences of indebtedness, and any options, warrants, shares (including, but not limited to, shares of Preferred Stock) purchase rights or any other securities convertible into, exercisable for, or exchangeable for Common Stock.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(g) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(h) “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 of this Agreement.

(i) “Initiating Holders” means any Holder or Holders who in the aggregate hold at least sixty-five percent (65%) of the Registrable Securities then outstanding.

(j) “IPO” means a public offering of the Common Stock of the Company to the general public that is effected pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock.

(k) “Major Investor” means any Investor, individually or together with such Investor’s Affiliates, holding at least 8,208,705 shares of Registrable Securities (as appropriately adjusted for any stock split, dividend, combination or other recapitalization or like transaction) and each Person to whom any of the rights of any such Investor are assigned pursuant to Sections 4.2 and 5.1.

(l) “Preferred Director Approval” means the affirmative vote or written consent of a majority of the then-serving Preferred Directors (as defined in the Restated Certificate), if any.

(m) “Preferred Stock” means, collectively and individually, the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(n) “Pro Rata Share” means, with respect to an Investor, that proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all outstanding convertible securities).

(o) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(p) “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; and (ii) any Common Stock of the Company issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 1.11 hereof.

(q) The number of shares of “Registrable Securities then outstanding” shall be the sum of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(r) “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on or about the date hereof, as amended and/or restated from time to time.

(s) “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 3.6 of the Purchase Agreement.

(t) “Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(u) “SEC” shall mean the Securities and Exchange Commission.

(v) “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(w) “Series A Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.0001 per share.

(x) “Series B Preferred Stock” means the Series B Preferred Stock of the Company, par value $0.0001 per share.

(y) “Significant Investor” means (A) any Investor, individually or together with such Investor’s Affiliates, holding (i) at least five percent (5%) of the then-outstanding Registrable Securities (as appropriately adjusted for any stock split, dividend, combination or other recapitalization or like transaction) (together with its Affiliates, a “5% Holder”), (ii) any shares of Series B Preferred Stock or (iii) at least 8,208,705 shares of Registrable Securities (as appropriately adjusted for any stock split, dividend, combination or other recapitalization or like transactions); provided, however, that notwithstanding the foregoing (including, for clarity, notwithstanding an Investor’s holding any shares of Series B Preferred Stock pursuant to clause (ii) of this section), no 5% Holder shall be deemed a Significant Investor hereunder if such 5% Holder does not purchase, pursuant to the Purchase Agreement, a number of shares of Series C Preferred Stock equal to at least the lesser of (x) such 5% Holder’s Pro Rata Share of 16,559,032 shares of Series C Preferred Stock or (y) $500,000 and (B) each Person to whom any of the rights of any such Significant Investor are assigned pursuant to Sections 4.1 and 5.1.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) November 12, 2025 or (ii) six months following the IPO, a written request from the Initiating Holders that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities which would have an aggregate offering price of not less than $15,000,000, then the Company shall within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a) and the Company shall include such information in the written notice referred to in Section 1.2(a). The underwriter will be selected by the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated, first, to the Initiating Holders and each Investor that participated in the underwriting as a Holder on a pro rata basis based on the total number of Registrable Securities held by the Initiating Holders and participating Investors; and second, to any Holder on a pro rata basis among all such Holders.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board, it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) after the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) during the six-month period following the effective date of the registration statement pertaining to an IPO;

(iii) if, within thirty (30) days of a registration request by the Initiating Holders, the Company gives notice to the Holders of its intent to file a registration statement for an IPO within ninety (90) days; or

(iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.10 below.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.6, the Company shall, subject to the provisions of Section 1.3(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. Registrations effected pursuant to this Section 1.3 shall not be counted as demands for registration pursuant to Section 1.2.

(b) If the registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the IPO and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and lineal descendants of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

1.4 Obligations of the Company.

(a) Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of sixty-five percent (65%) of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days, if earlier, until the distribution contemplated in the registration statement has been completed.

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(iv) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process, or subject itself to general taxation, in any such states or jurisdictions.

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(vi) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(vii) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed.

(viii) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(ix) Reasonably cooperate in all necessary respects with (A) counsel in preparation of the customary legal opinions and (B) accountants in preparation of the customary comfort letters, copies of which shall be provided to each Holder so requesting; provided that the Holders shall not be entitled to rely upon such legal opinions and comfort letters other than in accordance with their own respective terms.

1.5 Furnish Information.

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

(b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.10 if, due to the operation of Section 1.5(a), the number of shares of the Registrable Securities to be included in the registration does not equal or exceed the number of shares required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a) or Section 1.10(b), as the case may be.

1.6 Expenses of Registration. All expenses (other than underwriting discounts and commissions, stock transfer taxes and fees of counsel to the selling shareholders) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, Section 1.3 and Section 1.10, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $35,000), shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2(a) or Section 1.10 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration); provided, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known at the time of their request or could have not been reasonably known given the prior communication or information provided by the Company to the Holders and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses.

1.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in a registration statement in connection with such registration by any such Holder, underwriter or controlling person and; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered by such Holder, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred, as incurred, by any person intended to be indemnified pursuant to this Section 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed, provided that in no event shall any indemnity under this Section 1.8(b) plus any contribution under this Section 1.8 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution under this Section 1.8(d) when combined with any payment made pursuant to Section 1.8(b) hereunder by a Holder exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise shall survive the termination of this Agreement.

1.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act, (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the IPO;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.10 Form S-3 Registration. In case the Company shall receive from the Initiating Holders, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Initiating Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.10: (i) if Form S-3 is not available for such offering by the Initiating Holders; (ii) if the Initiating Holders propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,500,000; (iii) after the Company has effected two (2) registrations pursuant to this Section 1.10 in a twelve (12) month period and such registrations have been declared or ordered effective; (iv) if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be detrimental to the Company and its stockholders for such Form S-3 registration to be filed at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.10; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance or otherwise subject itself to general taxation. Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.10 shall not be counted as demands for registration effected pursuant to Section 1.2.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by (i) a Holder that is a partnership, to any subsidiary, parent, partner, retired partner or affiliated fund of such Holder, (ii) a Holder that is a limited liability company, to any member or former member of such Holder, (iii) a Holder who is an individual, to such Holder’s family member or trust for the benefit of such Holder or such Holder’s family member, (iv) a Major Investor to an Affiliate; or (v) a Holder to any other person acquiring at least 500,000 Registrable Securities (as appropriately adjusted for any stock split, dividend, combination or other recapitalization or like transactions) (or all of such transferring Holder’s shares if less); provided (in all cases) (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

1.12    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier to occur of the following: (i) the fifth anniversary of the effective date of the IPO, (ii) the date when all Registrable Securities held by such Holder can be sold in any ninety (90) day period without registration in compliance with Rule 144 or (iii) upon an Acquisition of the Company by a company subject to and in compliance with the reporting provisions of the Exchange Act, as amended.

1.13    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 65% of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

2.    Market Stand-Off Agreement. Each Holder hereby agrees that in connection with an IPO, upon request of the underwriters managing such IPO, that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder immediately before the effective date of the registration statement for the IPO (other than those included in the registration), for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of the registration statement for the IPO; provided, however, that all executive officers, directors and holders of one percent (1%) or more of the outstanding capital stock of the Company are subject to similar restrictions. Any release from the lock up restrictions, any time during the market stand-off period, shall be done pro rata among the Holders of Registrable Securities, so that each Holder of Registrable Securities may sell, transfer or otherwise dispose of an equal percentage of his, her or its shares originally subject to the lock-up restrictions. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 2 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding the foregoing, (i) any Holder that is an entity shall be permitted to distribute securities of the Company during the market stand-off period to its stockholders, members, former members, partners, former partners or other equity holders, or to an entity controlling, controlled by or under common control with such Investor, so long as each distributee agrees in writing to be bound by the restrictions set forth herein and (ii) the lock-up restrictions shall not apply to transactions or announcements, in each case, relating to securities acquired in the IPO or securities acquired in open market or other transactions from and after the IPO or that otherwise do not involve or relate to shares of capital stock of the Company owned by a Holder prior to the IPO.

3. Covenants of the Company.

3.1 Delivery of Financial Statements. The Company shall deliver to each Significant Investor:

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (or such other time that the Board unanimously approves), an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail and prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm selected with the approval of the Board; provided, however, that the audit requirement may be waived by the Board, including the Preferred Director Approval;

(b) as soon as practicable, but in any event within forty five (45) days after the end of each quarter of each fiscal year of the Company, an unaudited income statement, an unaudited statement of cash flows for such fiscal quarter and an unaudited balance sheet for such quarter, such quarterly financial reports to be in reasonable detail and prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, an unaudited income statement, an unaudited statement of cash flows for such month, and an unaudited balance sheet for such month, such monthly financial reports to be in reasonable detail and prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, including balance sheets, income statements and statements of cash flows, such budget to be in reasonable detail and prepared on a monthly basis;

(e) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, an annual presentation of a business plan for the next fiscal year; and

(f) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Significant Investors to calculate their respective equity ownership in the Company; and

(g) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any Significant Investor may from time to time reasonably request; provided, however that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.2 Matters Requiring Investor Director Approval. So long as any holders of Preferred Stock are entitled to elect one or more Preferred Directors (as defined in the Restated Certificate), the Company hereby covenants and agrees with the Investors that the Company shall not, and shall not permit any of its subsidiaries to, without the affirmative vote or consent of the Board, including the Preferred Director Approval:

(a) except with respect to wholly-owned subsidiaries of the Company, make any loan or advance to, or guarantee the indebtedness of, any person or entity, or make an equity investment in, or otherwise acquire all or any material portion of, any entity;

(b) issue any securities of any subsidiary of the Company to any person other than the Company;

(c) sell, transfer, license, pledge or encumber technology or intellectual property of the Company or any of its subsidiaries, other than non-exclusive licenses granted in the ordinary course of business approved by the Board, or enter into any agreements, arrangements or understandings that require the Company or any of its subsidiaries to pay any material royalties or other payments to any person or entity with respect to the technology or intellectual property of the Company or any of its subsidiaries;

(d) make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank, or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of one year (including, for the avoidance of doubt and without limitation, any investments in Auction Rate Securities);

(e) enter into or be a party to any transaction with any director, officer or executive employee of the Company or any of its subsidiaries or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person; or

(f) hire, fire, or materially change the compensation of the Chief Executive Officer or any employee of the Company or any of its subsidiaries directly reporting to the Chief Executive Officer of the Company, including approving any option grants to any such person.

3.3 Inspection. The Company shall permit each Significant Investor, at such Significant Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs (including any written correspondence with the U.S. Food and Drug Administration or any comparable regulatory agency outside of the United States), finances and accounts with its officers, all at such reasonable times as may be convenient to the Company and such Significant Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

3.4 Right of First Offer.

(a) Subject to the terms and conditions specified in this Section 3.4, the Company hereby grants to each Major Investor the right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate. Each time following the date hereof that the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions. The Company shall deliver a notice in accordance with Section 5.6 to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares. If any prospective purchaser has offered to pay for any Shares with property, services or any other non-cash consideration, then the Major Investors shall nevertheless have the right to pay for such Shares with cash in an amount equal to the fair market value of the non-cash consideration offered by the prospective purchaser, where the fair market value of such non-cash consideration shall be conclusively determined in good faith by the Board.

(b) By written notification received by the Company, within twenty (20) calendar days after delivery of the notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all outstanding convertible securities). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

(c) If all Shares that Major Investors are entitled to obtain pursuant to Section 3.4(b) are not elected to be obtained as provided in Section 3.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 3.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the notice. If the Company does not enter into a definitive binding agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 3.4 shall not be applicable to the Exempted Securities (as defined in the Restated Certificate) or sales of Series C Preferred Stock pursuant to the Purchase Agreement.

(e) Notwithstanding the foregoing, the right of first offer in this Section 3.4 shall not be applicable to with respect to any Major Investor and any subsequent issuance of securities if, (i) at the time of such subsequent issuance of securities, such Major Investor is not an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (ii) such subsequent issuance of securities is otherwise being offered only to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.5 Confidential Information and Invention Assignment and Non-Solicitation Agreements. The Company shall cause each employee and consultant/independent contractor now or hereafter employed or engaged by the Company or any of its subsidiaries (including, without limitation, Hugh Y. Rienhoff, Jr.) to execute and deliver a confidential information and invention assignment agreement substantially in a form approved by counsel to the Investors and the Board, provided, that such form of confidential information and invention assignment agreement shall include non-solicitation provisions (to apply during the term of employment/engagement and for at least 6 months thereafter) and non-compete provisions (to apply during the term of employment/engagement) customary in substance and form. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any such confidential information and invention assignment agreement without the consent of the Board, including the Preferred Director Approval.

3.6 Indemnification. The Company shall use commercially reasonable efforts to provide that its Restated Certificate and Bylaws provide for indemnification of officers and directors of the Company to the maximum extent permitted by law. The Company hereby acknowledges that one or more of the directors nominated to serve on the Board by the Investors (each an “Investor Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Investor Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Investor Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Investor Director to the extent legally permitted and as required by the Restated Certificate or the Bylaws of the Company (or any agreement between the Company and such Investor Director), without regard to any rights such Investor Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Investor Director with respect to any claim for which such Investor Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Director against the Company. The Investor Directors and the Investor Indemnitors are intended third-party beneficiaries of this Section 3.6 and shall have the right, power and authority to enforce the provisions of this Section 3.6 as though they were a party to this Agreement.

3.7 Directors’ & Officers’ Liability. The Company shall obtain, from financially sound and reputable insurers, and thereafter maintain a policy or policies of directors’ and officers’ liability insurance in an amount of coverage not less than $5,000,000 (“D&O Insurance”) on terms and conditions satisfactory to the Board, including the Preferred Director Approval, and shall cause such policy to be maintained until such time as the Board, including the approval of each Preferred Director, determines that such insurance should be discontinued.

3.8 Key-Man Life Insurance. The Company shall use its reasonable efforts to obtain, from financially sound and reputable insurers, term “key-person” insurance on Hugh Y. Rienhoff, Jr. (the “Founder”) and maintain such insurance for so long as the Founder is the Chief Executive Officer of the Company, in an amount of at least $1,000,000 and on terms and conditions satisfactory to the Board, and will use commercially reasonable efforts to cause such policy to be maintained until such time as the Board, including the Preferred Director Approval, determines that such insurance should be discontinued. Such key-person policy shall name the Company as loss payee.

3.9 Board Matters. The Board shall convene for meetings at least six times per year (in person or by teleconference or videoconference) unless otherwise approved by the Board, including the Preferred Director Approval. No Board meeting shall be held unless a majority of the then-serving directors are present in person or in attendance by electronic means, including a majority of the then-serving Preferred Directors, if any. Upon request, the Company shall promptly reimburse in full, each non-employee director of the Company for his or her reasonable and documented out-of-pocket expenses incurred (a) in the course of pre-approved business conducted on behalf of the Company or (b) in connection with attending meetings of the Board or any committee thereof, including, without limitation, reasonable travel expenses.

3.10 Board Committees. If the Board establishes any committee thereof, each Preferred Director shall have the right, but not the obligation, to serve as a member of any such committee and to serve as a member of the board of directors or similar governing body of any subsidiary of the Company. Each Preferred Director shall have the right, but not the obligation, to attend as an observer all meetings of scientific and other advisory boards.

3.11 Stock Vesting. Unless otherwise approved by the Board, including the Preferred Director Approval, all stock, stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting no earlier than as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest in equal monthly installments over the remaining three (3) years. With respect to any shares of stock purchased by any such person still subject to vesting, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at no more than cost any unvested shares of stock held by such person. Without the prior approval by the Board, including the Preferred Director Approval, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 3.11. In addition, unless otherwise approved by the Board, including the Preferred Director Approval, the Company shall not offer or allow any acceleration of vesting (other than, for the avoidance of doubt, pursuant to the terms of agreements in effect as of the date of this Agreement). No stock option, restricted stock and similar equity grant issued to officers and consultants shall be transferable until such time as such stock option, restricted stock and similar equity grant is fully vested. No stock option shall have a maximum term of more than ten (10) years.

3.12 Observer Rights. (a) To the extent that Celgene Corporation or its Affiliates (“Celgene”) do not have a representative on the Board, the Company covenants and agrees that Celgene shall be entitled to designate one observer who shall be an employee of Celgene; (b) to the extent that Amgen Investments Ltd. or its Affiliates (“Amgen”) do not have a representative on the Board, the Company covenants and agrees that Amgen shall be entitled to designate one observer who shall be an employee of Amgen; (c) to the extent that MRL Ventures Fund LLC or its Affiliates (“MRL”) do not have a representative on the Board, the Company covenants and agrees that MRL shall be entitled to designate one observer who shall be an employee of MRL; (d) to the extent that Clarus Lifesciences III, L.P. or its Affiliates (“Clarus”) do not have a representative on the Board, the Company covenants and agrees that Clarus shall be entitled to designate one observer who shall be an employee of Clarus; (e) to the extent that Frazier Healthcare VII, L.P. and Frazier Healthcare VII-A, L.P. or their Affiliates (“Frazier”) do not have a representative on the Board, the Company covenants and agrees that Frazier shall be entitled to designate one observer who shall be an employee of Frazier; (f) to the extent that Omega Fund VI, L.P. or its Affiliates (“Omega”) do not have a representative on the Board, the Company covenants and agrees that Omega shall be entitled to designate one observer who shall be an employee of Omega; (g) to the extent that HighLight Capital or its Affiliates (“HighLight”) and Pharmaron do not have a representative on the Board, the Company covenants and agrees that HighLight and Pharmaron shall together be entitled to designate one alternate observer who shall be an employee of HighLight or Pharmaron; and (h) to the extent that Zone II Healthcare Holdings, LLC or its Affiliates (“Farallon”) do not have a representative on the Board, the Company covenants and agrees that Farallon shall be entitled to designate one observer who shall be an employee of Farallon (each such observer designated by Celgene, Amgen, MRL, Clarus, Frazier, Omega, HighLight and Pharmaron or Farallon, an “Observer”). Observers may be present (including by telephone or teleconference) at all meetings of the Board and any committees thereof, including any telephonic meetings, and the Company shall give each Observer notice of all such meetings and copies of all minutes, consents, and other materials that it provides to the members of the Board or any committee thereof, in the same manner as provided to the members of the Board or such committee, in each case not later than the earlier of (a) the same time such notice, minutes, consents, or other materials are provided or delivered to the members of the Board or such committee and (b) 24 hours prior to the time of such proposed Board or committee meeting; provided, that such Observer agrees to hold in confidence in accordance with Section 3.13 all information regarding the Company provided to such Observer acting in such capacity; and provided, further, that such Observer may be excluded from any meeting or portion thereof and the Company reserves the right to withhold any information from such Observer if the Company reasonably determined in good faith that such withholding of information or exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, if the Board determines in good faith that there exists, with respect to the subject of such deliberation or of such Board materials, an actual or reasonably likely conflict of interest between such Observer and the Company.

3.13 Confidentiality. Each Investor agrees, severally and not jointly, to use the same degree of care as such Investor uses to protect its own confidential information for any information obtained pursuant to Section 3.1, Section 3.3 and Section 3.12 hereof which the Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law, regulation, rule, court order or subpoena or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (other than as a result of a breach of this Section 3.13 by such Investor) generally available to the public, (c) was in such Investor’s possession or known by such Investor prior to receipt from the Company, (d) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company, or (e) was independently developed or conceived by such Investor without any use of the Company’s confidential information. Notwithstanding the foregoing, an Investor may disclose such proprietary or confidential information (i) to its attorneys, accountants, employees, consultants, and other professionals; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.13; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor, or any former partner, member or stockholder who retained an economic interest in such Investor (or any employee or representative of any of the foregoing); or (iv) as requested by, or in such Investor’s or its Affiliates’ ordinary course reporting to or examinations or similar processes by, any governmental authority, regulatory body or agency, stock exchange or self-regulatory organization. The Company understands and acknowledges that in the regular course of the business of each of Citadel Multi-Strategy Equities Master Fund Ltd. and its Affiliates (“Surveyor”), T. Row Price Associates, Inc. “T. Rowe”) and its Affiliates and Farallon and its Affiliates, Surveyor and its Affiliates, T. Rowe and its Affiliates and Farallon and its Affiliates will invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, the Company covenants and agrees that it shall not provide any material non-public information about a Public Company to Surveyor, T. Rowe or Farallon or any representative or Observer of Surveyor, T. Rowe or Farallon. In addition, the Company acknowledges and agrees that in no event shall Surveyor’s, T. Rowe’s or Farallon’s confidentiality and non-use obligations hereunder in any manner be deemed or construed as limiting Surveyor or its representatives’ (or any of their respective Affiliates), T. Rowe or its representatives’ (or any of their respective Affiliates’) or Farallon’s or its representatives’ (or any of their respective Affiliates’) ability to trade any security of a Public Company.

3.14 Brokers or Finders. Each party hereto hereby represents and warrants to the other parties hereto that it neither is nor will be obligated for any finder’s fee or commission in connection with the purchase or sale of Preferred Stock or Common Stock by or to such party. Each Investor agrees to indemnify and to hold harmless the Company and each other Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of any such purchase or sale (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of any such purchase or sale (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

3.15 Maintenance of Corporate Existence. The Company will preserve, renew and keep in full force and effect, its corporate existence, qualification in requisite jurisdictions and rights and privileges necessary or desirable in the normal conduct of its business.

3.16 Further Assurances. The Company will cure promptly any defects in the creation and issuance of the Shares pursuant to the Purchase Agreement and in the execution and delivery of the Purchase Agreement and any of the Ancillary Agreements (as defined in the Purchase Agreement) to which it is a party. The Company, at its expense, will promptly execute and deliver promptly to each Purchaser (as defined in the Purchase Agreement) upon request all such other further documents, agreement and instruments in compliance with or pursuant to its covenants and agreements in the Purchase Agreement, and will make any recordings, file any notices and obtain any consents as may be necessary in connection therewith.

3.17 Protection of Intellectual Property. The Company will use its commercially reasonable best efforts to protect its proprietary rights, including, as appropriate, investigating the feasibility of applying for patent protection on its intellectual property or elements thereof and registering its material trademarks.

3.18 Reservation of Common Stock. The Company will, at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.19 Defense Production Act. To the extent that the company engages in the design, fabrication, development, testing, production or manufacture of critical technologies within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof, whether because of a new categorization of technology by the U.S. government or otherwise, the Company shall promptly provide notice to Surveyor, Omega and Farallon.

3.20 Right to Conduct Activities. The Company hereby agrees and acknowledges that each Major Investor (together with its Affiliates) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, no Major Investor (or its Affiliates) shall be liable to the Company for any claim arising out of, or based upon, (a) the investment by such Major Investor (or its Affiliates) in any entity competitive with the Company, or (b) actions taken by any partner, officer, employee or other representative of such Major Investor (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (i) any Investor from liability associated with the unauthorized disclosure by such Investor of the Company’s confidential information obtained pursuant to this Agreement, or (ii) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

3.21 FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

3.22 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Restated Certificate, or elsewhere, as the case may be.

3.24 Termination of Covenants. Except as provided herein, the covenants set forth in this Section 3, except for Sections 3.6, 3.14 and 3.22, shall terminate immediately prior to the earlier to occur of: (a) the IPO or (b) an Acquisition. Notwithstanding the forgoing sentence, the covenants set forth in Sections 3.1 and 3.3 hereof will terminate immediately prior to the earliest to occur of: (x) the IPO, (y) the time that the Company becomes subject to the reporting provisions of the Exchange Act, as amended, or (z) an Acquisition by a company subject to the reporting provisions of the Exchange Act.

4. Restrictions on Transferability of Securities; Compliance with Securities Act.

4.1 Restrictions on Transferability. The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

4.2 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4.2.

(a) Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the holder thereof shall give notice to the Company of such holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the holder to the Company. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 3.6 of the Purchase Agreement, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a holder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary, Affiliate or a parent corporation that owns all of the capital stock of the holder, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (iv) an entity transferring to an Affiliate, or (v) an individual transferring to the holder’s family member or trust for the benefit of an individual holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

5. Miscellaneous.

5.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

5.3 Venue. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREUNDER, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6 Notices.

(a) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by e-mail if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications to the Company shall be sent to:

Imago BioSciences, Inc.

###

###

Attn: Chief Executive Officer

Email: ###

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attn: Benjamin A. Potter

Email: ###

All notices and other communications to the Investors shall be made to their respective e-mail addresses or addresses set forth in Schedule A attached hereto. Notwithstanding the foregoing, the Company and any Investor may modify its e-mail address or address for notices hereunder by providing at least ten (10) calendar days advance written notice of such modification to the other parties in accordance with this Section 5.6.

(b) Consent to Electronic Notice. Each Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Investor’s name in Schedule A attached hereto, as updated from time to time in accordance with Section 5.6(a), or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor agrees to promptly notify the Company of any change in such Investor’s electronic mail address, and that failure to do so shall not affect the foregoing.

5.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least 65% of the Registrable Securities then outstanding; provided, however, that if any amendment or waiver operates in a manner that materially and disproportionately discriminates against a Holder in relation to the other Holders, the consent of such Holder shall also be required for such amendment or waiver; provided, further, however, that the addition of new parties to this Agreement or the proportionate adjustment in rights that would result from adding new parties shall not be deemed to be amendments which materially and disproportionately discriminate against such Major Investor; provided, further, that (a) any amendment to Section 1.1(x), 3.1 or 3.3, or any other provision of this Agreement to the extent such provision pertains to Section 1.1(x), 3.1 or 3.3, requires the consent of the holders of at least 65% of the Registrable Securities then outstanding and held by the Significant Investors, and (b) any amendment to Section 1.1(k), 3.4 or 3.20, or any other provision of this Agreement to the extent such provision pertains to Section 1.1(k), 3.4 or 3.20, requires the consent of the holders of at least 65% of the Registrable Securities then outstanding and held by the Major Investors; provided, further, that if Section 3.4 is waived with respect to a particular issuance of Shares, and a Major Investor nevertheless participates in such issuance by separate agreement with the Company (such Major Investor, a “Participating Investor”), then such waiver of Section 3.4 shall only be effective if each other Major Investor is provided the opportunity to purchase a proportional number of the Shares offered by the Company in such issuance (based on the pro rata purchase right of such Major Investor set forth in Section 3.4, assuming a transaction size determined based upon the amount purchased by the Participating Investor that invested the largest percentage in such issuance relative to the amount such Participating Investor would have been entitled to purchase pursuant to the calculation of the pro rata right in Section 3.4 had such provision not been waived). Any amendment effected in accordance with this Section shall be binding upon each Investor and the Company; provided, however, that no consent or approval of any Investor shall be required to add persons as parties to this Agreement as Investors or to revise Schedule A to include such parties. Any amendment effected in accordance with this Section shall be binding upon each Holder of Registrable Securities and the Company.

5.8 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

5.9 Additional Parties. Persons who become “Purchasers” after the effective date of this Agreement pursuant to and in accordance with the Purchase Agreement (each, an “Additional Party”), upon execution and delivery of counterpart signature pages to this Agreement, shall become parties hereto, each such Additional Party thereby agreeing to be bound by and subject to the terms of this Agreement as an Investor hereunder. Each such Additional Party shall thereafter shall be deemed an Investor for all purposes under this Agreement.

5.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party to this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.11 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

5.12 Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

5.13 Entire Agreement. This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

IMAGO BIOSCIENCES, INC.

By:	/s/ Hugh Y. Rienhoff, Jr

Name:	Hugh Y. Rienhoff, Jr.
Title:	Chief Executive Officer and President

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVSTOR:

AMGEN VENTURES LLC

By:	/s/ David A. Piacquad

Name:	David A. Piacquad
Title:	SVP, Business Development

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Celgene Corporation

By:	/s/ Daniel O’Connell

Name:	Daniel O’Connell
Title:	Authorized Signatory

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

BLACKROCK HEALTH SCIENCES
OPPORTUNITIES PORTFOLIO, A SERIES OF BLACKROCK FUNDS
By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie
Name: Hongying Erin Xie
Title: Managing Director

BLACKROCK HEALTH SCIENCES TRUST
By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie
Name: Hongying Erin Xie
Title: Managing Director

BLACKROCK HEALTH SCIENCES TRUST II
By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie
Name: Hongying Erin Xie
Title: Managing Director

BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST
By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie
Name: Hongying Erin Xie
Title: Managing Director

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

CLARUS LIFESCIENCES III, L.P.
By: Clarus Ventures III GP, L.P., its General Partner
By: Blackstone Clarus III L.L.C., its General Partner
By: Blackstone Holdings II L.P., its managing member
By: Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ Robert W. Liptak
Name: Robert W. Liptak
Title: Senior Managing Director

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

GREENSPRING EARLY STAGE I, L.P.

By:	/s/ Eric Thompson
Name: Eric Thompson
Title: COO

GREENSPRING EARLY STAGE I-G, L.P.

By:	/s/ Eric Thompson
Name: Eric Thompson
Title: COO

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

INSTAR LTD

By:	/s/ Fares Zahir
Name: FARES ZAHIR
Title: DIRECTOR

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

IRVING INVESTORS PRIVATES OSC IIXX, LLC

By:	/s/ Jeremy Abelson
Name: Jeremy Abelson
Title: Manager

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

IRVING INVESTORS KCM, LLC

By: Kingdon Capital Management, LLC, an agent
and investment advisor

By:	/s/ William Walsh
Name: William Walsh
Title: CFO

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

KINGDON HEALTHCARE PRIVATE EQUITY, LLC

By: Kingdon Capital Management, LLC, an agent
and investment advisor

By:	/s/ William Walsh
Name: William Walsh
Title: CFO

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

MERCK SHARP & DOHME CORP.

By:	/s/ Kelly Grez
Name: Kelly Grez
Title: Secretary

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

MRL VENTURES FUND LLC

By:	/s/ Peter Dudek
Name: Peter Dudek
Title: Partner

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

OMEGA FUND VI, L.P.

By: Omega Fund VI GP, L.P. its General Partner

By: Omega Fund VI GP Manager, Ltd. its General Partner

By:	/s/ Otello Stampacchia
Name: Otello Stampacchia
Title: Director

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

FRAZIER HEALTHCARE VII, L.P.
By: FHM VII, LP, its general partner
By: FHM VII, LLC, its general partner

By:	/s/ Patrick Heron
Name: Patrick Heron
Title: Manager

FRAZIER HEALTHCARE VII-A, L.P.
By: FHM VII, LP, its general partner
By: FHM VII, LLC, its general partner

By:	/s/ Patrick Heron
Name: Patrick Heron
Title: Manager

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

PHARMARON (HONG KONG)
INVESTMENTS LIMITED

By:	/s/ LI Shing Chung Gilbere
Name: LI Shing Chung Gilbere
Title: CFO
November 8, 2020

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

POSEIDON MEDICAL HK LIMITED

By:	[Signature Illegible]
Name:
Title:

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

CITADEL MULTI-STRATEGY EQUITIES MASTER FUND LTD.
By: Citadel Advisors LLC, its portfolio manager

By:	/s/ Christopher L. Ramsay
Name: Christopher L. Ramsay
Title: Authorized Signatory

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

T. ROWE PRICE NEW HORIZONS FUND, INC.
T. ROWE PRICE NEW HORIZONS TRUST
T. ROWE PRICE U.S. EQUITIES TRUST
MASSMUTUAL SELECT FUNDS—MASSMUTUAL
SELECT T. ROWE PRICE SMALL AND MID CAP
BLEND FUND
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name: Andrew Baek
Title: Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President
Phone: ###-###-#####
Email: ###

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

T. ROWE PRICE HEALTH SCIENCES FUND, INC.
TD MUTUAL FUNDS—TD HEALTH SCIENCES FUND
T. ROWE PRICE HEALTH SCIENCES PORTFOLIO
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name: Andrew Baek
Title: Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President
Phone: ###-###-#####
Email: ###

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ZONE II HEALTHCARE HOLDINGS, LLC

By: Farallon Capital Management, L.L.C., its Manager

By:	/s/ Philip Dreyfuss
Name: Philip Dreyfuss
Title: Authorized Signatory

[Signature Page to Imago BioSciences, Inc. Amended and Restated Investors’ Rights Agreement]

SCHEDULE A

Schedule of Investors

Zone II Healthcare Holdings, LLC c/o Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 2100 San Francisco, CA 94111 Attn: Philip Dreyfuss E-mail: ###; ###

BlackRock Health Sciences Opportunities Portfolio, a Series of BlackRock Funds

c/o BlackRock Advisors, LLC

BlackRock Capital Management, Inc.

60 State Street, 19th/20th Floor

Boston MA 02109

Attn: Erin Xie

Email: ###; ###

BLACKROCK HEALTH SCIENCES TRUST c/o BlackRock Advisors, LLC BlackRock Capital Management, Inc. 60 State Street, 19th/20th Floor Boston MA 02109 Attn: Erin Xie Email: ###; ###

BLACKROCK HEALTH SCIENCES TRUST II c/o BlackRock Advisors, LLC BlackRock Capital Management, Inc. 60 State Street, 19th/20th Floor Boston MA 02109 Attn: Erin Xie Email: ###; ###

BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST c/o BlackRock Advisors, LLC BlackRock Capital Management, Inc. 60 State Street, 19th/20th Floor Boston MA 02109 Attn: Erin Xie Email: ###; ###

T. Rowe Price New Horizons Fund, Inc c/o T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President Phone: ###-###-#### Email: ###

T. Rowe Price New Horizons Trust c/o T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President Phone: ###-###-#### Email: ###

T. Rowe Price U.S. Equities Trust c/o T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President Phone: ###-###-#### Email: ###

MassMutual Select Funds—MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President

Phone: ###-###-####

Email: ###

T. Rowe Price Health Sciences Fund, Inc. c/o T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President Phone: ###-###-#### Email: ###

TD Mutual Funds—TD Health Sciences Fund c/o T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President Phone: ###-###-#### Email: ###

T. Rowe Price Health Sciences Portfolio c/o T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President Phone: ###-###-#### Email: ###

Citadel Multi-Strategy Equities Master Fund Ltd. c/o Citadel Advisors LLC 601 Lexington Avenue New York, New York 10022 Attention: ### and ### ###; ###; ###

Irving Investors Privates OSC XXII, LLC 205 Detroit St, Ste 400 Denver, CO 80206 ###

Irving Investors KCM, LLC 205 Detroit St, Ste 400 Denver, CO 80206 ###

Kingdon Healthcare Private Equity, LLC 205 Detroit St, Ste 400 Denver, CO 80206 ###

Amgen Ventures LLC One Amgen Center Drive, M/S 28-5-B Thousand Oaks, CA 91320 Email: ###; ###; ###

Clarus Lifesciences III, L.P. 101 Main Street, Suite 1210 Cambridge, MA 02142 E-mail: ###

Frazier Healthcare VII, L.P. 70 Willow Road, Suite 200 Menlo Park, CA 94025 E-mail: ###

Frazier Healthcare VII-A, L.P. 70 Willow Road, Suite 200 Menlo Park, CA 94025 E-mail: ###

Greenspring Early Stage I, L.P. Painters Mill Road, Suite 700 Owings Mills, MD 21117 E-mail: ###

Greenspring Early Stage I-G, L.P. Painters Mill Road, Suite 700 Owings Mills, MD 21117 E-mail: ###

Instar Ltd c/o Xeraya Capital, 26.03-26.08 G Tower, 199 Jalan Tun Razak, 50400 Kuala Lampur, Malaysia E-mail: ###

Merck Sharp & Dohme Corp. Attn: Office of Secretary One Merck Drive Post Office Box 10 Whitehouse Station, NJ 08889 (908) 735-1246 E-mail: ###

MRL Ventures Fund LLC Attn: Reza Halse, Ph.D., President 320 Bent St. Cambridge, MA 02141 E-mail: ###

Omega Fund VI, L.P. Omega Fund Management 185 Dartmouth Street, Suite 502 Boston, MA 02116 E-mail: ###

Pharmaron (Hong Kong) Investments Limited c/o Pharmaron Beijing Co., Ltd., 6 Tai He Road, BDA, Beijing 100176, China E-mail: ###

Poseidon Medical HK Limited

Registered address: Unit 3A,12/F, Kaiser Centre, No.

18 Centre Street, Sai Ying Pun, Hong Kong

Mailing address: Building F659, 10th Floor, No. 659

Fengyang Road, Jingan District, Shanghai, China

Attn: ###

E-mail: ###